SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.

13925 Ballantyne Corporate Place, Suite 400 Charlotte, North Carolina		28277
Address of Principal Executive Offices		Zip Code

Registrant's telephone number, including area code: (973) 541-3700
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On Wednesday, February 19, 2014, the Company issued a press release announcing financial results for the fourth quarter and full-year ended December 31, 2013.  A copy of this press release and slide presentation are attached hereto as Exhibits 99.1 and 99.2.  A conference call and webcast presentation will be held on February 20, 2014 at 10:00 am EST for management to discuss the Company's 2013 fourth quarter and full-year performance.   David C. Adams, President and CEO, and Glenn E. Tynan, Vice President and CFO, will host the call.

The financial press release, access to the webcast and the accompanying financial presentation will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for seven days.

Conference Call Replay:
Domestic (855) 859-2056
International (404) 537-3406
Passcode 51210318

The information contained in this Current Report, including Exhibits 99.1 and 99.2, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

99.1 Press Release dated February 19, 2014
99.2 Presentation shown during investor and securities analyst webcast on February 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By: /s/ Glenn E. Tynan
Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date:           February 19, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 19, 2014
99.2	Presentation shown during investor and securities analyst webcast on February 20, 2014